Incorporated Under the Laws of The State of Delaware

Number ___________	Shares ________

ONSOURCE CORPORATION

The Corporation is authorized to issue 100,000,000 Common Shares -- Par Value $.001 each

         This Certifies That               **(NAME)**                                    is the owner of

         (letter amount)------------------------------------------------------------ fully paid and non-assessable Shares of the above Corporation transferable only on the books of the
         Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

          Dated________________________

               _________________________                                                              _________________________
                            Secretary                                                                                                            President